SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12

                              TAB PRODUCTS CO.
              (Name of Registrant as Specified in Its Charter)

                          THADDEUS S. JAROSZEWICZ
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                          THADDEUS S. JAROSZEWICZ
                       c/o Hamilton Sorter Co., Inc,
                           3158 Production Drive
                           Fairfield, Ohio 45014

                                                              July 9, 2001

Mr. Hans A. Wolf,
Chairman of the Board
Tab Products Co.
935 Lakeview Parkway, Suite 195
Vernon Hills, Illinois  60061

Mr. Gary W. Ampulski,
President and Chief Executive Officer
Tab Products Co.
935 Lakeview Parkway, Suite 195
Vernon Hills, Illinois  60061

Dear Hans and Gary:

Both of you have made repeated public statements asserting that the proxy contest at the 2001 Tab Products Co. Annual Meeting of Shareholders will be disruptive, costly and protracted. Of course, it need be none of these.

You and I hold different views as to the course of action that is in the best interest of Tab's shareholders. You claim that management's current "turn around plan," most recently announced on June 20, 2001, deserves the support of shareholders. I vigorously disagree. Tab's cash "burn rate" continues at an unacceptably high level and your "turn around plan," even if taken at face value, is intended to produce nothing more than break-even results in the fiscal year ending May 31, 2002.

I believe that Tab shareholders would prefer a prompt sale of their company pursuant to our $5 per share acquisition proposal, or to any other purchaser willing to pay more.

This election is the ultimate exercise in corporate democracy. Each side will present its positions to shareholders, and after hearing all arguments the shareholders will make an informed decision. Put simply, this is exactly the way it should be.

Most certainly, the shareholders' exercise of their voting franchise is not something that is "disruptive." It need not be "costly." While the normal expenses of a proxy contest are understandably somewhat higher than in the case of a routine annual meeting, it is a small price to pay for giving shareholders the unique opportunity to determine the future of their investment in Tab.

If the proxy contest is "protracted", it will only be because you have chosen a course of unnecessary delay by postponing the shareholder meeting date. In order to avoid disruption, additional cost and delay, I urge you to hold the shareholders' meeting on or around September 21, 2001 -- the anniversary date of last year's meeting -- and to immediately set and disclose the meeting and record dates. This will facilitate the process of moving forward with the business of letting Tab's shareholders determine the future of our investment.

                                                     Sincerely,



                                                   /s/ Thaddeus S. Jaroszewicz
                                                   ---------------------------
                                                       Thaddeus S. Jaroszewicz


              INFORMATION FURNISHED BY THADDEUS S. JAROSZEWICZ
                       IN HIS SOLICITATION OF PROXIES
                   FROM STOCKHOLDERS OF TAB PRODUCTS CO.
                   -------------------------------------


                  Thaddeus S. Jaroszewicz and certain other persons may be deemed to be participants in Mr. Jaroszewicz's solicitation of proxies from stockholders of Tab Products Co. ("Tab") in connection with Tab's 2001 Annual Meeting of Stockholders. Information concerning such participants was filed by Mr. Jaroszewicz with the Securities and Exchange Commission (the "SEC") on June 25, 2001 on Schedule 14A.

                  STOCKHOLDERS OF TAB ARE ADVISED TO READ MR. JAROSZEWICZ'S PROXY STATEMENT IN CONNECTION WITH HIS SOLICITATION OF PROXIES FROM TAB STOCKHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Tab and other interested parties may obtain, free of charge, copies of Mr. Jaroszewicz's proxy statement, and any other documents filed by Mr. Jaroszewicz with the SEC, at the SEC's Internet web site at www.sec.gov. Each of these documents may also be obtained free of charge by calling Morrow & Co., Inc., the firm assisting Mr. Jaroszewicz in his solicitation of proxies, toll-free at 1-800-662-5200.